                            CHARLOTTE RUSSE HOLDING, INC.
                                     SUBSIDIARIES

                                                            Names under which
       Subsidiary             State of Incorporation          does business
-------------------------  --------------------------  -------------------------

Charlotte Russe, Inc.              California           Charlotte Russe
                                                        Rampage

Charlotte Russe                    California           Charlotte Russe
Merchandising, Inc.                                     Merchandising, Inc.

Charlotte Russe                    California           Charlotte Russe
Administration, Inc.                                    Administration, Inc.